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                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549



                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 30, 2000




                              NATURAL WONDERS, INC.
             (Exact name of Registrant as specified in its charter)




       DELAWARE                        0-20035             77-0141610
(State or other jurisdiction of     (Commission          (IRS Employer
incorporation or organization)      File Number)       Identification No.)



                4209 TECHNOLOGY DRIVE, FREMONT, CALIFORNIA 94538
                    (Address of principal executive offices)
                                   (Zip code)


                                  510-252-9600
              (Registrant's telephone number, including area code)



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ITEM 5. OTHER EVENTS

On December 17, 2000, the Registrant and its wholly-owned subsidiary, World of Science, filed for Chapter 11 protection in the United States Bankruptcy Court, Northern District of California, Oakland Division, (Case No. 00-46943). On February 28, 2001, the Bankruptcy Court authorized the Registrant to liquidate its inventory and other assets, free and clear of liens, pursuant to going out of business sales. The shareholders of the Registrant are not expected to receive any recovery from the liquidation proceeds.

Consistent with the guidelines set forth in Securities Exchange Act Release No. 9660 (June 30, 1972) Application of the Reporting Provisions of the Securities Exchange Act of 1934 to Issuers which have Ceased or Severely Curtailed their Operations (the "1972 Release"), the Registrant is hereby filing Summary of Financial Status Reports which are required to be filed with the United States Bankruptcy Court pursuant to Bankruptcy Rule 2015 in lieu of continuing to file quarterly and annual reports under Section 13 (a) of the Securities Exchange Act of 1934, as amended.

This Form 8-K Current Report contains the Summary of Financial Status Reports for the period March 4, 2001 - April 7, 2001 (attached hereto as Exhibit 99). Future period reports will be filed within fifteen days after such reports are filed with the United States Bankruptcy Court.



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits.

                  99       Financial reports for March 4, 2001 - April 7, 2001



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 8, 2001
                                        NATURAL WONDERS, INC.
                                           (Registrant)



                                        /s/ Peter G. Hanelt
                                        -------------------------------------
                                        Peter G. Hanelt,
                                        Chief Executive Officer and President


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